Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports First-quarter Financial Results

Performance driven by Foodservice operating margin expansion;
Company affirms full-year 2014 outlook

MANITOWOC, Wis. - May 1, 2014 - The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $850.0 million for the first quarter of 2014, a decrease of 5.0 percent compared to sales of $894.6 million in the first quarter of 2013. The Foodservice segment had a strong quarter with sales increasing by 9.3 percent, which was offset by the 14.2 percent decrease in Crane segment sales.
On a GAAP basis, the company reported a loss of $8.8 million, or $0.06 per diluted share, in the first quarter versus earnings of $10.4 million, or $0.08 per diluted share, in the first quarter of 2013. Excluding special items the adjusted earnings from continuing operations was $23.7 million, or $0.17 per diluted share, in the first quarter of 2014, versus adjusted earnings of $14.6 million, or $0.11 per diluted share, in the first quarter of 2013.
Adjustments to GAAP results include certain items management considers in evaluating operating performance in each period. During the first quarter of 2014, the company incurred $14.2 million in losses related to the Dong Yue disposal which were primarily non-cash, costs associated with early extinguishment of debt totaling $16.4 million, and $1.3 million of costs associated with restructuring activities. During the first quarter of 2013, adjustments included $0.3 million of costs associated with early extinguishment of debt, $0.2 million associated with restructuring activities, and $1.6 million in non-cash losses related to the sale of discontinued operations. A reconciliation of GAAP net earnings to net earnings before special items for the quarter is provided later in this press release.
“The first quarter of 2014 played out largely in-line with our expectations, providing the foundation for us to achieve our full-year outlook,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “The growth we experienced in our Foodservice segment during the quarter, coupled with Cranes’ very successful ConExpo trade show in March, underscores the strength of our offerings, as well as the level of innovation we bring to our customers. While the global macro-economic landscape remains somewhat pressured, we are committed to leveraging our core competencies and strengths to drive continued performance, including new product introductions, industry-leading aftermarket services and solutions, and operational excellence initiatives.”

Foodservice Segment Results
First-quarter 2014 net sales in the Foodservice segment were $383.3 million, up 9.3 percent from $350.6 million in the first quarter of 2013. The increase was driven by continued success from new products and growth in the Americas and EMEA regions.
Foodservice operating earnings for the first quarter of 2014 were $57.9 million, up 17.9 percent versus $49.1 million for the first quarter of 2013. This resulted in a Foodservice segment operating margin of 15.1 percent for the first quarter of 2014, up 110 basis points from the prior-year quarter. The year-over-year margin increase was due to new products and the benefits realized from ongoing investments in key manufacturing strategies.
“Our Foodservice segment generated impressive sales growth and margin expansion for the second consecutive quarter, highlighted by new product introductions and the continued execution against our strategic initiatives. Key among these trends was the solid customer response to our new grill and oven technologies, Koolaire ice machines, KitchenCare aftermarket services, and an ongoing rollout of blended beverage equipment in EMEA,” Tellock added. “With our strategy that centers on customer intimacy, synergistic solutions, and leveraging our global scale, we are confident in our ability to improve full-year Foodservice operating margins,” Tellock concluded.
Crane Segment Results
First-quarter 2014 net sales in the Crane segment were $466.7 million, versus $544.0 million in the first quarter of 2013. The decline in sales resulted from the lower level of backlog at the start of the year coupled with some customer-related project delays. Sales for the first quarter of 2014 were driven primarily by activity in the Americas region, as well as ongoing growth with tower cranes in the Middle East.
Crane segment operating earnings for the first quarter of 2014 were $22.6 million, down from $34.9 million in the same period last year. This resulted in an operating margin of 4.8 percent for the first quarter of 2014 versus 6.4 percent for the first quarter of 2013. First-quarter 2014 margins were affected by lower sales volume that were only partially offset by ongoing operational efficiencies.
Crane segment backlog totaled $842 million as of March 31, 2014, an increase of $267 million, or 47 percent, from the fourth quarter 2013. First-quarter 2014 orders of $733 million were 29 percent higher than the first quarter of 2013, representing a book-to-bill of 1.6 times. Orders in the quarter include all confirmed orders that were placed at the ConExpo trade show, of which approximately 26 percent of the backlog will be delivered in 2015 or later.
Tellock continued, “We remain encouraged by the opportunities for our Crane segment, as our exhibit at ConExpo was met with tremendous success and once again demonstrated the importance of innovation to our customers and the construction industry. The introduction of our patented variable position counterweight crawler crane technology drove order intake to its highest level since before the recession, further supporting our belief that the market is beginning to rebound. While we do not believe the market is robust given uneven demand in some product lines and regions, we will maintain our focus on driving growth and enhancing our profitability in this segment.”
Cash Flow
Cash flow used for operating activities of continuing operations in the first quarter of 2014 was $264.6 million, driven by working capital requirements in both segments. Use of cash in the first half of the year is consistent with the normal seasonal pattern for the company. Cash used for capital expenditures during the quarter was $16.7 million.
2014 Guidance
The company is reaffirming its full-year guidance for 2014. For the full-year 2014, Manitowoc expects:

■ Crane revenue - modest top-line growth
■ Crane operating margins - high single-digit percentage
■ Foodservice revenue - mid single-digit percentage growth
■ Foodservice operating margins - approaching high-teens percentages
■ Capital expenditures - approximately $90 million
■ Depreciation & amortization - approximately $120 million
■ Interest expense - approximately $100 million
■ Amortization of deferred financing fees - approximately $8 million
■ Total leverage - below 3x Debt-to-EBITDA
■ Effective tax rate in the mid-to-high 20 percent range

Investor Conference Call
On May 2 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its first-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.
About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manu-facturer with over 100 manufacturing, distribution, and service facilities in 24 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2013, Manitowoc’s revenues totaled $4.0 billion, with more than half of these revenues generated outside of the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of U.S. government budget sequestration or other government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated issues associated with the resolution or settlement of uncertain tax positions, including unfavorable settlement of a tax matter with the IRS related to the 2008 and 2009 calendar years;

•	unanticipated changes in the capital and financial markets;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three Months Ended March 31, 2014 and 2013
(In millions, except share data)
INCOME STATEMENT

	Three Months Ended March 31,
	2014	2013*
Net sales	$850.0	$894.6
Cost of sales	622.9	672.5
Gross profit	227.1	222.1
Engineering, selling and administrative expenses	162.7	156.6
Restructuring expense	2.0	0.3
Amortization expense	8.8	9.0
Other	—	0.3
Operating earnings	53.6	55.9
Amortization of deferred financing fees	(1.2)	(1.8)
Interest expense	(19.3)	(33.0)
Loss on debt extinguishment	(25.3)	(0.4)
Other income - net	0.8	1.6
Earnings from continuing operations before taxes on income	8.6	22.3
Provision for taxes on income	2.6	8.5
Earnings from continuing operations	6.0	13.8
Discontinued operations:
Loss from discontinued operations, net of income taxes	(1.0)	(4.1)
Loss on sale of discontinued operations, net of income taxes	(9.9)	(1.6)
Net (loss) earnings	(4.9)	8.1
Less: net earnings (loss) attributable to noncontrolling interests	3.9	(2.3)
Net (loss) earnings attributable to Manitowoc	$(8.8)	$10.4
Amounts attributable to the Manitowoc common shareholders:
Earnings from continuing operations	$1.7	$14.1
Loss from discontinued operations, net of income taxes	(0.6)	(2.1)
Loss on sale of discontinued operations, net of income taxes	(9.9)	(1.6)
Net (loss) earnings attributable to Manitowoc	$(8.8)	$10.4
BASIC EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.01	$0.11
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.07)	(0.01)
BASIC EARNINGS PER SHARE	$(0.07)	$0.08
DILUTED EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.01	$0.10
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.07)	(0.01)
DILUTED EARNINGS (LOSS) PER SHARE	$(0.06)	$0.08
AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	134,187,169	132,306,735
Average Shares Outstanding - Diluted	137,047,710	134,993,057

SEGMENT SUMMARY

	Three Months Ended March 31,
	2014	2013*
Net sales from continuing operations:
Cranes and related products	$466.7	$544.0
Foodservice equipment	383.3	350.6
Total	$850.0	$894.6
Operating earnings (loss) from continuing operations:
Cranes and related products	$22.6	$34.9
Foodservice equipment	57.9	49.1
General corporate expense	(16.1)	(18.5)
Restructuring expense	(2.0)	(0.3)
Amortization	(8.8)	(9.0)
Other	—	(0.3)
Total	$53.6	$55.9

* Results have been prepared with the previously announced divested Manitowoc Dong Yue business treated as a discontinued operation.

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three Months Ended March 31, 2014 and 2013
(In millions)

BALANCE SHEET

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$78.8	$54.9
Restricted cash	25.9	12.8
Accounts receivable - net	298.4	255.5
Inventories - net	824.0	720.8
Deferred income taxes	88.3	89.9
Other current assets	120.9	113.9
Current assets of discontinued operation	—	15.1
Total current assets	1,436.3	1,262.9
Property, plant and equipment - net	579.8	578.8
Intangible assets - net	1,980.2	1,984.8
Other long-term assets	122.4	126.8
Long-term assets of discontinued operation	—	23.3
TOTAL ASSETS	$4,118.7	$3,976.6
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$788.8	$935.6
Short-term borrowings	65.8	22.7
Customer advances	25.9	34.9
Product warranties	77.5	81.1
Product liabilities	26.0	25.0
Current liabilities of discontinued operation	—	26.1
Total current liabilities	984.0	1,125.4
Long-term debt	1,779.7	1,504.1
Other non-current liabilities	560.8	562.6
Long-term liabilities of discontinued operation	—	2.2
Stockholders’ equity	794.2	782.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,118.7	$3,976.6

CASH FLOW SUMMARY

	Three Months Ended March 31,
	2014	2013*
Net (loss) earnings attributable to Manitowoc	$(8.8)	$10.4
Non-cash adjustments	42.5	39.2
Changes in operating assets and liabilities	(298.3)	(152.5)
Net cash used for operating activities of continuing operations	(264.6)	(102.9)
Net cash used for operating activities of discontinued operations	(6.8)	(5.1)
Net cash used for operating activities	(271.4)	(108.0)
Capital expenditures	(16.7)	(20.9)
Restricted cash	(13.2)	(0.5)
Proceeds from sale of business	—	39.2
Proceeds from sale of fixed assets	1.0	0.5
Net cash used for investing activities of discontinued operations	—	(0.2)
Proceeds from borrowings - net	323.9	129.3
Payments on receivable financing - net	(7.2)	(14.3)
Stock options exercised	19.9	2.7
Debt issuance costs	(4.9)	—
Net cash used for financing activities of discontinued operations	(7.2)	—
Effect of exchange rate changes on cash	(0.3)	—
Net increase in cash & cash equivalents	$23.9	$27.8

* Results have been prepared with the previously announced divested Manitowoc Dong Yue business treated as a discontinued operation.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of March 31, 2014 was $461.5 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$122.6
Loss from discontinued operations	8.8
Loss on sale of discontinued operations	11.0
Depreciation and amortization	98.2
Interest expense and amortization of deferred financing fees	121.1
Costs due to early extinguishment of debt	27.9
Restructuring charges	6.5
Income taxes	30.2
Forgiveness of Loan to Manitowoc Dong Yue	39.9
Other	(4.7)
Adjusted EBITDA	$461.5

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended March 31,
	2014	2013*
Net (loss) earnings attributable to Manitowoc	$(8.8)	$10.4
Special items, net of tax:
Loss from discontinued operations	0.6	2.1
Loss on sale of discontinued operations	9.9	1.6
Early extinguishment of debt	16.4	0.3
Restructuring expense	1.3	0.2
Forgiveness of loan to Manitowoc Dong Yue	4.3	—
Net earnings before special items	$23.7	$14.6

Diluted earnings (loss) per share	$(0.06)	$0.08
Special items, net of tax:
Loss from discontinued operations	—	0.02
Loss on sale of discontinued operations	0.07	0.01
Early extinguishment of debt	0.12	—
Restructuring expense	0.01	—
Forgiveness of loan to Manitowoc Dong Yue	0.03	—
Diluted earnings per share before special items	$0.17	$0.11

* Results have been prepared with the previously announced divested Manitowoc Dong Yue business treated as a discontinued operation.